UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Dow Chemical Company issued a press release on May 24, 2012, the text of which appears below:

Dow Announces $2.16 Billion Award in K-Dow Arbitration

MIDLAND, MICH. – May 24, 2012 The International Court of Arbitration of the International Chamber of Commerce (the “ICC”) this morning released its findings in the arbitration case between The Dow Chemical Company (NYSE: DOW) and Petrochemical Industries Company of Kuwait (PIC) relating to the K-Dow transaction.

The ICC award holds that PIC was liable, and awards damages to Dow of $2.16 billion, not including interest and costs. Dow and PIC mutually agreed to resolve their contractual disputes through arbitration before the ICC, which is comprised of preeminent legal experts with experience in high-value commercial litigation. The award is final and binding.

“This outcome brings resolution and closure to the issue,” said Andrew N. Liveris, Dow’s chairman and chief executive officer. “We remain focused on continuing to move forward with our transformation and profitable business partnerships – both in Kuwait and around the world.”

Dow has been doing business with Kuwait for nearly 40 years. The Company’s partnership with Kuwait, which includes several industry-leading joint ventures, remains strong and will continue to benefit both parties. Counsel for Dow was Shearman and Sterling.

About Dow

Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company connects chemistry and innovation with the principles of sustainability to help address many of the world’s most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow’s diversified industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2011, Dow had annual sales of $60 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 197 sites in 36 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    THE DOW CHEMICAL COMPANY

Registrant

Date: May 24, 2012

/s/ CHARLES J. KALIL
Charles J. Kalil
Executive Vice President, General Counsel and Corporate Secretary